ADVISORY AGREEMENT

This Advisory Agreement (the "Agreement") is made as of January 11, 2013, (the "Effective Date") by and between Cam Group, Inc. a [NV] corporation (the "Company") and Axiom Capital Management, Inc. (the "Advisor"). Each of the Company and Advisor may be individually referred to herein as a "Party" and collectively as the "Parties".

1. Engagement of Advisor. The Company hereby engages the Advisor on an non-exclusive basis for the Term (defined below) of this Agreement, and the Advisor hereby agrees, to advise, consult with, and assist the Company in various matters which may include, without limitation: (a) business, operations and financial condition; (b) capitalization structures, management, buy or build production, licensing; (c) assistance with the Company's efforts to up-list its equity shares from the OTCBB to NASDAQ Capital Market; (d) identification of financing options to support growth initiatives in the business operation including negotiating the terms of any financing transaction and the fees and expenses associated with such transaction; (e) identification and evaluation of prospective legal, accounting and management advisors; (f); and (g) other general operational and financial matters as requested by the Company from time to time. During the Term, In the event that the Company requests capital raising services the Company and the Advisor agree to execute a placement agent agreement governing the relationship of the Parties with respect to matters relating to such capital raise.

2. Compensation; Expenses.

(a) Consulting Fees. The Company shall pay Advisor a $35,000 advisory fee, $15,000 will be paied within 5 business day after signed this agreement, the rest of $20,000 will be paid 2 days before the road show start.

(b) Expenses. The Company will pay or reimburse the Advisor for all reasonable out-of-pocket costs and expenses directly incurred by the Advisor in performing its obligations under this Agreement, which costs and expenses shall include travel expenses incurred in performing its duties in connection with this Agreement and transactions, Any individual expense in excess of twenty five hundred dollars ($2,500.00) shall be pre-approved by the Company's CEO. In seeking reimbursement for expenses, the Advisor shall provide to the Company a written statement or statements detailing expenses for which reimbursement is sought and shall provide copies of invoices, receipts and other documentation supporting such expenses. Reimbursable expenses shall be payable by the Company within five (5) days of receipt by the Company of such written statement and copies of supporting documentation.

(c) Incentive Compensation. Advisor will endeavor to introduce strategic business partners (each, a "Contact") to the Company, either directly or through its agents or affiliates, for the purpose of evaluating potential business relationships and/or transactions with the Company. In the event that the Company enters into a business relationship and/or closes a transaction with a Contact, the Company agrees to pay the Advisor a finder's fee equal to three percent (2%) of the Gross Profits (defined below) generated by the Company as a result of such business relationship and/or transaction with a Contact (such fees, the "Incentive Fees"). Such Incentive Fees shall be paid by wire transfer within ten (10) business days following the end of

each fiscal quarter. The term "Gross Profits" shall mean net sales less direct costs, but excluding any indirect costs, royalty payments to third parties, depreciation, or selling, general and administrative expenses, all as determined in accordance with generally accepted accounting principles, consistently applied.

3. Business Practice. The Company recognizes that the Advisor is in the business of advising and consulting with other businesses, some of which businesses may be in competition with the Company. The Company acknowledges and agrees that the Advisor may advise and consult with other businesses, including those which may be in competition with the Company, and shall not be required to devote its full time and resources to performing services on behalf of the Company under this Agreement. The Advisor shall only be required to expend such time and resources as are reasonably appropriate to advise and assist the Company as provided for herein.

4. Indemnification. The Company agrees to indemnify and hold harmless the Advisor and its affiliates, agents, and advisors, and their respective directors, officers, employees, agents and controlling persons (each such person is hereinafter referred to as an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities and expenses whatsoever, joint or several, to which any such Indemnified Party may become subject under any applicable federal or state law of the United States of America or otherwise, caused by, relating to or arising out of the engagement evidenced hereby. The Company will reimburse any Indemnified Party for any expenses (including reasonable counsel fees and expenses) as they are incurred by an Indemnified Party in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not resulting in liability; provided, however, that at the time of such reimbursement the Indemnified Party shall have entered into an agreement with the Company whereby the Indemnified Party agrees to repay all such reimbursed amounts if it is determined in a final judgment by a court of competent jurisdiction that the Indemnified Party is not entitled to indemnity from the Company. Notwithstanding the foregoing, the Company shall not be liable to any Indemnified Party under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense results directly from any such Indemnified Party's willful misconduct or gross negligence.

5. Term of Agreement. The initial term of this Agreement shall be for the period beginning on the Effective Date and ending on the four month anniversary of the Effective Date (the "Initial Term"). Thereafter, the Agreement will automatically renew for successive four (4) month periods (each an "Additional Term" and collectively with the "Initial Term" the "Term") until terminated as set forth herein. Either Party to this Agreement may, without cause, terminate this Agreement effective upon fifteen (15) days' prior written notice of termination to the other Party; provided, that this Agreement may not be terminated prior to the expiration of the Initial Term. Upon termination of this Agreement, neither Party shall have any further rights or obligations to the other, except that (i) the Company shall be obligated to pay fees and expenses referred to in Section 2 hereof, and (ii) the Advisor and the Company shall continue to be bound by the provisions of Section 4 hereof.

6. Relationship of Parties. The Parties agree that their relationship under this Agreement is an advisory relationship only, and nothing herein shall cause the Advisor to be partners, agents or fiduciaries of, or joint venturers with, the Company or with each other.

7. Notices. All notices required or permitted herein must be in writing and shall be deemed to have been duly given the first business day following the date of service if served personally, on the first business day following the date of actual receipt if delivered by telecopier, telex or other similar communication to the Party or Parties to whom notice is to be given, or on the third business day after mailing if mailed to the Party or Parties to whom notice is to be given by registered or certified mail, return receipt requested, postage prepaid, to the Advisor and to the Company at the addresses set forth on the signature page hereto, or to such other addresses as either Party hereto may designate to the other by notice from time to time for this purpose.

8. Audit Rights.

(a) Upon ten (10) days written notice by Advisor to the Company, the Advisor shall be given the right to audit the Company's accounting books and financial records (including appropriate backup documentation relating to the business relationship and/or transaction with a Contact as contemplated in Section 2(c) of this Agreement) as they pertain to payment of the Incentive Fees. In the event that the audit demonstrates, in the good faith judgment of the Advisor and its accountants, that Advisor is owed additional Incentive Fees, upon written notice of the deficiency by Advisor to the Company, the Company shall have ten (10) days to pay the balance owing to Advisor without penalty.

(b) In the event that an audit conducted by Advisor pursuant to Section 8(a) above results in a good faith dispute between Advisor and the Company as to whether Advisor is owed additional Incentive Fees, the Parties hereto agree to abide by the results of a second audit to be conducted by an independent auditor to be mutually agreed upon by Advisor and the Company (the "Independent Audit"). The fees of the Independent Audit shall paid by the Company and Advisor on a 50% - 50% basis. For the avoidance of doubt, the audit rights described in this Section 8 are only applicable in the event that the Company elects to utilize the optional services described in Section 2(c) of this Agreement.

9. Parties. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflicts of laws.

11. Entire Agreement. This Agreement contains the entire understanding between the Parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the Party against whom enforcement of the modification or amendment is sought.

12. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by facsimile transmission (including the delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Agreement for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

IN WITNESS WHEREOF, the Parties have hereto executed this Agreement as of the __ day of January, 2013.

AXIOM CAPITAL MANAGEMENT INC.

By: ______________________
Name: Mark D. Martino
Title: President & CEO

Notices:

Mark D. Martino
President
Axiom Capital Management, Inc
780 Third Ave. 43rd Floor
New York, N.Y. 10017
Fax : (212) 521-3888

[NAME OF COMPANY]

By: ______________________
Name: Lijun Chen
Title: Chairman

Notices: